Exhibit 24.5

POWER OF ATTORNEY

STATE OF     Illinois            )
) SS
COUNTY OF    Cook            )

KNOW ALL MEN BY THESE PRESENTS that Sheli Z. Rosenberg, having an address at Chicago, Illinois has made, constituted and appointed and BY THESE PRESENTS, does make, constitute and appoint Marguerite Nader and Paul Seavey, or either of them singly (with full power to each of them to act alone), having an address at Two North Riverside Plaza, Chicago, Illinois 60606, his true and lawful Attorney-in-Fact for her and in her name, place and stead to sign and execute in any and all capacities this Annual Report on Form 10-K and any or all amendments to this Annual Report on Form 10-K, and to file the same with all exhibits thereto, and any other documents in connection therewith, with the Securities and Exchange Commission, giving and granting unto each of such, Attorney-in-Fact, full power and authority to do and perform each and every act and thing, requisite and necessary to be done in and about the premises, as fully, to all intents and purposes as she might or could do if personally present at the doing thereof, with full power of substitution, resubstitution and revocation, hereby ratifying and confirming all that each of such Attorney-in-Fact or his substitutes shall lawfully do or cause to be done by virtue hereof.

This power of Attorney shall remain in full force and effect until terminated by the undersigned through the instrumentality of a signed writing.

IN WITNESS WHEREOF, Sheli Z. Rosenberg, has hereunto, set her hand this February 17, 2016 day of February, 2016.

/s/ Sheli Z. Rosenberg                                                Sheli Z. Rosenberg

I, Jo A. Figueroa, a Notary Public in and for said County in the State aforesaid, do hereby certify that Sheli Z. Rosenberg, personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that he signed and delivered said instrument as his own free voluntary act for the uses and purposes therein set forth.

Given under my hand and notarial seal this February 17, 2016 day of February, 2016.

/s/ Jo A. Figueroa
(Notary Public)

My Commission Expires:

June 7, 2018